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                                                                    EXHIBIT 23.4




The Board of Directors
NACT Telecommunications, Inc.:


We consent to incorporation by reference in the registration statement on Form S-8 of World Access, Inc. of our report dated December 4, 1997, relating to the balance sheets of NACT Telecommunications, Inc. as of September 30, 1997 and 1996, and the related statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1997 and related schedule, which report appears in the September 30, 1997, annual report on Form 10-K of NACT Telecommunications, Inc.

                                             /s/ KPMG PEAT MARWICK LLP


Salt Lake City, Utah
December 4, 1998